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                                                                      Exhibit 5

                            Law Offices
               WOLF, BLOCK, SCHORR AND SOLIS-COHEN LLP

                  Twelfth Floor Packard Building
                      111 South 15th Street
                    Philadelphia, Pa 19102-2678

                         (215) 977-2000
                     Facsimile: (215) 977-2334


                          August 5, 1997


Axiom Inc.
351 New Albany Road
Moorestown, NJ  08057-1177

        RE:  Axiom Inc. Registration Statement on Form S-8
             Relating to the Axiom Inc.
             Employee Stock Purchase Plan
             ---------------------------------------------

Gentlemen:

        As counsel to Axiom Inc., a Delaware corporation (the "Company"), we have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to 300,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), that may be issued under the Company's Employee Stock Purchase Plan (the "Plan").

        In this connection, we have examined the Company's Certificate of Incorporation and Bylaws, the Plan and such other documents and corporate records relating to the Company and the issuance of the Common Stock as we have deemed appropriate. In all examinations of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity with original and certified documents of all copies submitted to us as conformed, photostatic or other copies. As to matters of fact which have not been independently established, we have relied upon representations of officers of the Company.

        Based upon the foregoing, it is our opinion that the

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shares of Common Stock offered and to be offered under the Plan are duly authorized and, when issued and sold pursuant to the terms of the Plan, will be legally issued, fully paid and non-assessable.

        We hereby expressly consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                Very truly yours,

                                    /s/ WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP


                                        WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP